                                                                     Exhibit 4.2

    VOID IF NOT RECEIVED BY THE SUBSCRIPTION AGENT BEFORE 5:00 P.M., NEW YORK
                         CITY TIME, ON DECEMBER 19, 2003

   Certificate No.:                            Total Aggregate Value of Shares:

                                                     $
   ---------------                                    ---------------


                                   COSI, INC.
                             SUBSCRIPTION RIGHTS FOR

                     COMMON STOCK, PAR VALUE $0.01 PER SHARE

REGISTERED OWNER:

As the registered owner of this Rights Certificate, you are the owner of the number of subscription rights (each, a "Right") entitling you to purchase shares of our common stock having the total aggregate value shown above. Each Right that you have been issued entitles you to subscribe for and purchase a number of shares of common stock, par value $0.01 per share ("Common Stock"), with a value equal to an aggregate of $0.6776, at a purchase price per share equal to the lesser of (i) $1.50 and (ii) 85% of the weighted average price per share of our common stock as reported on the Nasdaq National Market for the 15-trading-day period ending three business days prior to December 19, 2003. You may, therefore, subscribe to purchase a number of shares of Common Stock having an aggregate value up to the Total Aggregate Value of Shares shown above. This is referred to as the "Basic Subscription Privilege." You are not required to purchase any shares. You may elect to purchase some or all of the shares that are covered by the Basic Subscription Privilege. If you fully exercise your Basic Subscription Privilege, and Cosi's Shareholders sub-scribe for less than an aggregate of $7.5 million pursuant to the Basic Subscription Privilege, you are eligible to subscribe for and purchase additional shares of Common Stock that are offered in this Rights Offering but that are not purchased by other Rights holders. This is referred to as the "Over-subscription Privilege." The maximum number of shares for which you will be able to subscribe pursuant to your Over-subscription privilege will equal your pro rata share of the total amount of shares available for over-subscription. Your pro rata share will be based upon the total number of shares of our Common Stock and warrants to purchase shares of our Common Stock you own compared to the total number of shares of our Common Stock and warrants to purchase shares of our Common Stock owned by all stockholders who exercised their Over-subscription Privilege and the "Funding Parties", as described in the accompanying prospectus. If there is an insufficient number of shares of our common stock remaining unsold after holders have exercised their Basic Subscription Privilege to satisfy in full all subscriptions that we receive for additional shares, we will allocate the available shares among the holders who execute their Over-subscription Privilege on a pro rata basis according to their respective holdings, up to the amount such holder has subscribed for through the exercise of such holder's Over-subscription Privilege. You will be deemed to have exercised the basic subscription privilege to purchase shares to the full extent of the payment you tender. If the aggregate subscription price you pay exceeds the amount necessary to purchase the number of shares you are entitled to purchase pursuant to your Basic Subscription Privilege, then you will be deemed to have exercised the Over-subscription Privilege to the full extent of the excess payment tendered. ONCE YOU HAVE EXERCISED YOUR BASIC SUBSCRIPTION PRIVILEGE OR, IF ELIGIBLE, YOUR OVER-SUBSCRIPTION PRIVILEGE, YOU MAY NOT REVOKE YOUR EXERCISE. Rights may be exercised at any time during the subscription period, which commences on November 25, 2003 and ends at 5:00 p.m., New York City time, on December 19, 2003, unless extended under certain circumstances (as it may be extended, the "Expiration Date"). After the Expiration Date, unexercised Rights will be null and void. The Company will not be obligated to honor any purported exercise of Rights received by American Stock Transfer & Trust Company (the "Subscription Agent") after the Expiration Date, regardless of when the documents relating to such exercise were sent, except pursuant to the Guaranteed Delivery Procedures described in the Instructions as to Use of Rights Certificates which accompanies this Rights Certificate. The Company may extend the Expiration Date by giving oral or written notice to the Subscription Agent on or before the Expiration Date, followed by a public announcement thereof no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. The other terms and conditions of these Rights are set forth in the enclosed Company prospectus (the "Prospectus").

THESE SUBSCRIPTION RIGHTS ARE NON-TRANSFERABLE. You will have no right to rescind a purchase after the Subscription Agent has received your Rights Certificate or Notice of Guaranteed Delivery. The Company will not issue fractional shares of Common Stock upon exercise of Rights. Holders will not receive cash in lieu of fractional rights or fractional shares.

You have three choices:

1. You can subscribe for that number of shares of Common Stock, at a price per share equal to the subscription price, equal to the Total Aggregate Value of Shares, as listed at the top of the page;

      For Example: if you own 1,000 shares of Common Stock, your Basic Subscription privilege will entitle you to purchase up to $677.60 worth of shares of Common Stock in this Rights Offering. If you choose to fully subscribe for your Basic Subscription Privilege, assuming the subscription price equals $1.50 per share, you will receive 451 shares, and $1.10 will be returned to you (because fractional shares will not be issued).

2. You may subscribe for a number of shares of Common Stock, at the Subscription Price, having a value equal to an amount up to the Total Aggregate Value of Shares listed above.

      For Example: if you own 2,000 shares of Common Stock, your Basic Subscription privilege will entitle you to purchase up to $1,355.20 worth of shares of Common Stock in this Rights Offering. You may choose to subscribe for a number of shares of Common Stock having a value equal to any amount up to $1,355.20. Assuming you choose to subscribe for a number of shares of Common Stock having a value equal to $1,000.00 pursuant to your Basic Subscription Privilege, and assuming the Subscription Price equals $1.50 per share, you will receive 666 shares, and $0.99 will be returned to you (because fractional shares will not be issued).

3. If you do not want to purchase any shares of Common Stock, you can disregard this material.

      To subscribe, full payment of the subscription price is required for the aggregate value of Common Stock purchased. You must complete the reverse side of this form to subscribe for shares.

      Dated:

--------------------------------------    --------------------------------------
           MARK STICKNEY                                KEVIN ARMSTRONG
CHIEF FINANCIAL OFFICER AND SECRETARY              CHIEF EXECUTIVE OFFICER


COUNTERSIGNED AND REGISTERED:
      AMERICAN STOCK TRANSFER & TRUST COMPANY,
       (NEW YORK, N.Y.)        TRANSFER AGENT
                               AND REGISTRAR

BY:     /s/ illegible
          AUTHORIZED SIGNATURE

                                                    Certificate No.
                                                                     -----------

                                                        Account No.
                                                                     -----------

                                     Total Aggregate Value of Shares
                                                                     -----------

                     DELIVERY OPTIONS FOR RIGHTS CERTIFICATE

                       By Mail, Hand or Overnight Courier:

                     American Stock Transfer & Trust Company
                                 59 Maiden Lane
                                   Plaza Level
                            New York, New York 10038

Delivery to an address other than the address listed above will not constitute valid delivery. Delivery by facsimile will not constitute valid delivery.

Please print all information clearly and legibly.
--------------------------------------------------------------------------------
If you wish to subscribe for your full subscription right or a portion thereof:

I subscribe for shares of Common Stock having an aggregate value equal to (1.) $--------------.00
(Amount enclosed)
--------------------------------------------------------------------------------
If you wish to subscribe for shares pursuant to the Over-subscription Privilege (subject to limitation, but exercisable only if your Basic Subscription is fully subscribed for")

I subscribe for shares of Common Stock having an aggregate value equal to (2.) $--------------.00
(Amount Enclosed)

Total Amount Enclosed (the sum of (1.) and (2.) above) $--------------

I acknowledge that I have received the Prospectus for this Rights offering and I hereby irrevocably subscribe for a number of shares with an aggregate value equal to the Total Amount Enclosed indicated above on the terms and conditions specified in the Prospectus. I hereby agree that if I fail to pay for the shares of Common Stock for which I have subscribed, the Company may exercise its legal remedies against me.

Signature(s) of Subscriber(s):              Address for delivery of shares if
                                            other than shown on front:

--------------------------------------      ------------------------------------

--------------------------------------      ------------------------------------
Please give your telephone number:          (If permanent change of address,
( )-----------------------------------      check here [---].)


Important: The signature(s) must correspond with the name(s) of the registered holder(s) exactly as it appears on the face of this Rights Certificate without any alteration or change whatsoever. Persons who sign this Rights Certificate in a representative or other fiduciary capacity must indicate their capacity when signing and, unless waived by the Subscription Agent in its sole and absolute discretion, must present to the Subscription Agent satisfactory evidence of their authority to so act.

You must have your signature guaranteed if you wish to have your shares delivered to an address other than that shown on the front. Your signature must be guaranteed by a member firm of a registered national securities exchange or a member of NASD Inc., or by a commercial bank or trust company having an office or correspondent in the United States, or by a bank, stockbroker, savings and loan association or credit union with membership in an approved signature guarantee medallion program, pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended Signature Guaranteed:

-------------------------------------         By: -----------------------------
(Name of Bank or Firm)                            (Signature of Officer)

                                METHOD OF PAYMENT

 ALL PAYMENTS MUST BE MADE IN UNITED STATES DOLLARS, PAYABLE TO "AMERICAN STOCK
         TRANSFER & TRUST COMPANY, AS SUBSCRIPTION AGENT - COSI, INC."

(check one)

[ ]   Wire transfer of funds
      Name of transferor institution:------------------------------------------
      Date of transfer:--------------------------------------------------------
      Confirmation number (if available):--------------------------------------

      Wire transfer of immediately available funds directly to the account maintained by American Stock Transfer & Trust Company, as Subscription Agent - Cosi, Inc., for purposes of accepting subscriptions in this Rights offering at JP Morgan Chase Bank, 55 Water Street, New York, New York 10005, ABA #021000021, Account # 323-836925.

      Any wire transfer should clearly indicate the identity of the holder who is paying the subscription price by the wire transfer.

[ ]   Uncertified check
      Name of maker:------------------------------------------------------------
      Date of check:------------------------------------------------------------
      Check number:-------------------------------------------------------------
      Bank on which check is drawn (must be located in U.S.):-------------------

      --------------------------------------------------------------------------

[ ]   Certified check
      Name of maker:------------------------------------------------------------
      Date of check:------------------------------------------------------------
      Check number:-------------------------------------------------------------
      Bank on which check is drawn (must be located in U.S.):-------------------

      --------------------------------------------------------------------------

      Bank draft (cashier's check)
      Name of maker:------------------------------------------------------------
      Date of check:------------------------------------------------------------
      Check number:-------------------------------------------------------------
      Bank on which check is drawn (must be located in U.S.):-------------------

      --------------------------------------------------------------------------

[ ]   Money order
      Name of maker:------------------------------------------------------------
      Date of check:------------------------------------------------------------
      Check number:-------------------------------------------------------------
      Bank on which check is drawn (must be located in U.S.):-------------------
      --------------------------------------------------------------------------

Please note that funds paid by uncertified personal check may take at least five business days to clear. Accordingly, Rights holders who wish to pay the subscription price by means of an uncertified personal check are urged to make payment sufficiently in advance of the Expiration Date to ensure that such payment is received and clears by the Expiration Date, and are urged to consider payment by means of a certified or bank check, money order or wire transfer of immediately available funds. Crediting of shares acquired in this Rights offering to any account is subject to collection of checks.

If you do not indicate the aggregate value of Rights being exercised, or do not enclose or transmit full payment of the total subscription price payment equal to the amount you indicate above, the Company reserves the right to (1) apply any payment actually received by the Company toward the purchase of the greatest number of whole shares that could be acquired by you upon exercise of your Rights or (2) exercise any and all other rights or remedies to which the Company may be entitled.

As soon as practicable after the Expiration Date and the valid exercise of Rights, the Subscription Agent will mail to each exercising Rights holder, to the address shown on the face of this Rights Certificate unless you provide instructions to the contrary in the space provided above, certificates representing shares of Common Stock purchased pursuant to the subscription Right.